                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         Enhanced Services Company, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                         Enhanced Services Company, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[  ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ____________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ____________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

          ____________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ____________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ____________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ____________________________________________________________

     3)   Filing Party:

          ____________________________________________________________

     4)   Date Filed:

          ____________________________________________________________

                                                      PRELIMINARY PROXY MATERIAL
                                   FOR USE OF SECURITIES AND EXCHANGE COMMISSION

                         ENHANCED SERVICES COMPANY, INC.
                            16000 BARKERS POINT LANE
                              HOUSTON, TEXAS 77079
    ________________________________________________________________________

                  NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
    ________________________________________________________________________

Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders to be held on June 17, 1996, at 2:00 pm at The India House, One Hanover Square, New York, New York, to consider and act upon the following matters:

I. To elect a Board of five directors to serve until the next Annual Meeting of stockholders or until their successors are elected and qualified;

II. To approve a proposal to amend and restate the Company's 1992 Incentive Stock Option Plan in order to (i) increase the number of shares reserved for issuance under the Plan to 250,000; (ii) add provisions whereby upon joining the Board and upon each subsequent reelection to the Board, non-employee directors would automatically receive options to purchase up to 2,000 shares of the Company's Common Stock; (iii) add provisions to permit the granting of Non-Qualified Stock Options to consultants, advisors, and representatives of the Company; (iv) replace the limitation whereby the fair market value of Incentive Stock Options granted to an individual during any calendar year can not exceed $100,000, with a provision permitting an individual to exercise Incentive Stock Options for shares having a fair market value of $100,000 during any calendar year; and (v) extend the term of the Plan from March 2002 to April 2006;

III. To ratify the appointment of Schumacher & Associates, Inc. as the Company's independent certified public accountants; and

IV. To consider and act upon such other business as may properly come before the meeting.

     At the meeting, we will also report on the operations of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy to the Company. The Proxy may be revoked at any time prior to the time that it is voted. Only stockholders of record at the close of business on May 21, 1996 will be entitled to vote at the meeting.

     Thank you for your continued interest in the Company.


                         Bertram Pariser, Ph.D
                         Secretary
                         June 3, 1996

                                                      PRELIMINARY PROXY MATERIAL
                                   FOR USE OF SECURITIES AND EXCHANGE COMMISSION

                         ENHANCED SERVICES COMPANY, INC.

                                 PROXY STATEMENT
                     FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of Enhanced Services Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at The India House, One Hanover Square, New York, New York on June 17, 1996 at 2:00 pm local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

     The Company's principal executive offices are located at 16000 Barkers Point Lane, Houston, Texas 77079. The telephone number at that location is (713) 556-5051.

     Properly executed proxies received prior to or at the meeting will be voted. If a stockholder specifies how the proxy is to be voted, it will be so voted. If no specification is made, it will be voted (1) FOR the election of the five directors nominated by management; (2) FOR the proposal to amend and restate the Company's 1992 Incentive Stock Option Plan (the "Plan"); and (3) FOR the ratification of the appointment of Schumacher & Associates, Inc., as the Company's auditors. The Company is not aware of any other matter intended to be presented at the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote on them in their discretion.

     Only holders of Common Stock, $.001 par value per share, of record at the close of business on May 21, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, after giving effect to the one-for-five reverse stock split, effected May 20, 1996 (the "Reverse Split"), there were [1,043,786] shares of the Company's Common Stock outstanding, each entitled to one vote on all matters submitted for stockholder approval. All references herein to the number of outstanding shares and to prices per share, have been adjusted for the Reverse Split.

     Execution and delivery of a proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder in whose name shares are registered as of the Record Date and who has given a proxy may revoke it at any time before it is voted by executing and delivering a written revocation to the Secretary of the Company, by execution and delivery of a later dated proxy or by attending the Meeting and voting by ballot (which has the effect of revoking the prior proxy). Attendance at the Annual Meeting, however, will not in and of itself revoke a proxy.

     A stockholder who is a beneficial owner, but not a registered owner, as of the Record Date cannot vote his or her shares except by the stockholder's broker, bank or nominee in whose name the shares are registered executing and delivering a proxy on his or her behalf or the stockholder attending the Meeting with a proxy or other authorization to vote from the registered owner and voting.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. The approximate date on which this Proxy Statement and the accompanying form of proxy will be mailed to the Company's stockholders is June 3, 1996.

                        PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 21, 1996 by each shareholder who is known by the Company to own beneficially more than 5% of its Common
Stock:

                                        AMOUNT AND NATURE       PERCENTAGE OF
NAME AND ADDRESS                     OF BENEFICIAL OWNERSHIP  CLASS OUTSTANDING
- ----------------                     -----------------------  -----------------

Kenneth M. Duckman
16000 Barkers Point Lane
Houston, TX 77029                           642,667 (1)(2)            61.1%


NB Holding, Inc.
2110 Priest Bridge Drive
Crofton, MD 21114                           201,119 (3)               19.3%

Ralph LaBarge
NB Engineering, Inc.
2110 Priest Bridge Drive
Crofton, MD 21114                            86,470 (3)(4)             8.3%

Creative Business Strategies, Inc.
5353 Manhattan Circle, Suite 201
Boulder, CO 80302                           112,668 (5)                9.8%

- -------------------

     (1) Includes 47,667 shares of Common Stock held by a charitable trust for which Mr. Duckman is co-trustee.

     (2) Includes 7,800 shares underlying stock options for which Mr. Duckman has the right to acquire within 60 days.

     (3) Includes 39,918 shares of Common Stock being held in escrow which are required to be released to NB Holding, Inc. (formerly NB Engineering, Inc., the predecessor of NB Engineering, Inc., a wholly-owned subsidiary of the Company) if certain financial goals are achieved by NBE.

     (4) Mr. LaBarge, together with his wife, own approximately 42% of the Common Stock of NB Holding, Inc. Also includes 2,000 shares underlying stock options for which Mr. LaBarge has the right to acquire within 60 days.

     (5) Includes 109,000 shares underlying warrants for which Creative Business Strategies, Inc. has the right to acquire within 60 days. See "Related Party Information."

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS


NOMINEES

     A Board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted FOR any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxy holders will vote the proxies only for the nominees named below. However, in the event any of the nominees should become unavailable to serve as a director, the persons named as joint proxies in the enclosed form of proxy may vote for the election of such person or persons as the Board may recommend in the place of such nominee or nominees. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     Set forth below is information, as of May 21, 1996, concerning the Company's nominees:



           NAME              AGE             PRINCIPAL OCCUPATION            DIRECTOR          NUMBER              PERCENT OF
           ----              ---            AND BUSINESS EXPERIENCE           SINCE         OF SHARES(1)          OUTSTANDING
                                            -----------------------          --------       ------------          -----------

Kenneth M. Duckman            44     President (Chief Executive Officer)       1992         642,667(2)(3)            61.1%
                                     and director.  Mr. Duckman has been
                                     Chairman of the Board, President and
                                     CEO of Laptop Solutions, Inc. (a
                                     wholly-owned subsidiary of the
                                     Company) since its inception  in
                                     February, 1991 and a director of NB
                                     Engineering, Inc. (a wholly-owned
                                     subsidiary of the Company) since
                                     June 1995.  Mr. Duckman was the
                                     founder of LTC Technologies, Inc.,
                                     d/b/a Source One Systems (field
                                     automation technology specialists)
                                     and served as its President from
                                     December 1984 to February 1991.  In
                                     February 1990, LTC was acquired by
                                     Spectrum Information Technologies,
                                     Inc. (diversified technology), and
                                     from February 1990 to February 1991
                                     Mr. Duckman served as a member of
                                     its Board of Directors and as its
                                     vice-president of Corporate
                                     Development.


                                       -3-

           NAME              AGE             PRINCIPAL OCCUPATION            DIRECTOR          NUMBER              PERCENT OF
           ----              ---            AND BUSINESS EXPERIENCE           SINCE         OF SHARES(1)          OUTSTANDING
                                            -----------------------          --------       ------------          -----------

Bertram Pariser, Ph.D.        55     Director and Secretary.  Dr. Pariser      1993           8,000(4)                 *
                                     has been the Secretary and a
                                     Director of Laptop Solutions, Inc.
                                     since May 1993.  In June 1995 he
                                     became the Secretary and a Director
                                     of NB Engineering, Inc.  Since 1966,
                                     he has been the President of
                                     M.I.T.C.U. Corporation, which
                                     provides consultation to investment
                                     banking firms and private clients.
                                     Since 1991, Dr. Pariser has also
                                     been a member of the faculty at
                                     Technical Career Institutes, in the
                                     department of electronic engineering
                                     technology, lecturing in physics.
                                     Dr. Pariser is a cousin of Mr.
                                     Duckman.


Ralph LaBarge                 40     Director.  Mr. LaBarge has served as      1995           86,470(5)               8.3%
                                     the President and Chief Technical
                                     Officer of NB Engineering, Inc.
                                     since January 1985.  Prior to his
                                     employment with the Company, Mr.
                                     LaBarge was President of NB
                                     Engineering, Inc., the predecessor
                                     of NB Engineering, Inc., and served
                                     as a principal engineer for HRB-
                                     Singer, Inc., a defense contractor.


John Meaney                   44     Director.  Mr. Bernard is currently       1993           12,500(6)               1.2%
                                     a consultant in the field of
                                     international marketing and
                                     distribution for high technology
                                     communications and computer
                                     products.  From 1991 through 1992,
                                     Mr. Bernard was Vice-President,
                                     International Sales and Marketing,
                                     for Portable Products at U.S.
                                     Robotics, Inc. (computer modems).
                                     Prior to its acquisition by U.S.
                                     Robotics, Inc., in 19__, Mr. Bernard
                                     was the co-founder of Touchbase
                                     Systems, Inc. (modem and
                                     communication products), serving as
                                     Director of International Sales and
                                     Marketing, from 1985.


                                      -4-



           NAME              AGE             PRINCIPAL OCCUPATION            DIRECTOR          NUMBER              PERCENT OF
           ----              ---            AND BUSINESS EXPERIENCE           SINCE         OF SHARES(1)          OUTSTANDING
                                            -----------------------          --------       ------------          -----------

John Meaney                   49     Director.  Since 1992, Mr. Meaney         1993           5,000(7)                 *
                                     has served as the General Manager
                                     for the Panasonic Personal Computer
                                     Company and from 1968 to 1992 as a
                                     Director of the Southern Region for
                                     Toshiba.  From 1986-1988, he served
                                     as Director of Product Marketing at
                                     NYNEX Business Centers in Atlanta,
                                     GA.


- ---------------

     *    Constitutes less than 1%

     (1) Includes shares deemed to be beneficially owned by such persons pursuant to Rule 13d-3 promulgated under the Exchange Act because they have the right to acquire such shares within 60 days upon the exercise of options or because such persons or entities have or share investment or voting power.

     (2) Includes 47,667 shares of Common Stock held by a charitable trust for which Mr. Duckman serves as co-trustee.

     (3)  Includes 7,800 shares underlying stock options held by Mr. Duckman.

     (4)  Includes 8,000 shares underlying stock options held by Dr. Pariser.

     (5) Mr. LaBarge, together with his wife, own approximately 42% of the Common Stock of NB Holding, Inc. Also includes 2,000 shares underlying stock options held by Mr. LaBarge.

     (6)  Includes 6,000 shares underlying stock options held by Mr. Bernard.

     (7)  Includes 5,000 shares underlying stock options held by Mr. Meaney.


             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE FIVE NOMINEES
                         NAMED IN THIS PROXY STATEMENT.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held eight formal meetings during the fiscal year ended November 30, 1995. Presently, the Board of Directors has no standing audit or nominating committees. The Board has a Compensation Committee recomend the compensation levels of officers and directors of the Company, including all stock option grants made under the Company's Stock Option Plan. During the Company's last fiscal year, the Compensation Committee held three formal meetings; its members are Michael Bernard, Dr. Bertram Pariser and John Meaney.

     Each director attended in person (or participated by telephone in) more than 75% of the total number of Board of Directors' meetings held during the last fiscal year.

COMPENSATION OF DIRECTORS

     Directors do not receive a salary for their services as directors, although they are reimbursed for expenses incurred in attending Board meetings. The Company has granted its directors non-qualified stock options in consideration of their services to the Company. In the last fiscal year the Company granted options for a total of 8,000 shares of its Common Stock to four of its directors.

EXECUTIVE OFFICERS

     The Company has one executive officer other than Mr. Duckman, its Chief Executive Officer. The age, business experience over the past five years and the number of shares of the Company's Common Stock owned by such executive officer is set forth below:


                             BUSINESS                                    NO. OF           PERCENT OF
       NAME            AGE   EXPERIENCE                                  SHARES           OUTSTANDING
- -------------------    ---   ----------                                  ------           -----------

Robert Smith           57    Mr. Smith has been Chief Financial          10,100(1)            *
                             Officer of Laptop Solutions, Inc.
                             since October 1993.  Prior
                             thereto, Mr. Smith served as
                             President of Horizon Computer
                             Resources, Inc., a full service
                             consulting and automation advisory
                             firm, from 1986.

- ---------------

     *    Constitutes less than 1%.

     (1) Includes 9,500 shares underlying stock options held by Mr. Smith which he has a right to acquire within 60 days.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid to the Company's Chief Executive Officer during the last three fiscal years. The Company had no executive officers as of November 30, 1995 who earned in excess of $100,000 in compensation during the fiscal year then ended.


                                                  Annual Compensation                      Long-Term Compensation
                                                 ---------------------                 ----------------------------
                                           Fiscal                                                         All Other
Name and Principal Position                Year          Salary       Bonus              Options          Compensation
- ---------------------------                ------        ------       -----              -------          ------------

Kenneth Duckman                            1995          $90,000      $ - 0 -              - 0 -             *
President and                              1994           60,000        6,000             39,000             *
Chief Executive Officer                    1993           42,704        6,000             10,000             *


______________

     *    Constitutes less than 10% of the named executive officer's salary.


STOCK OPTIONS

     No options were granted to the Company's President and Chief Executive Officer during the fiscal year ended November 30, 1995. The Company has no SAR Plan and has issued no SARs.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

     The following table sets forth information concerning options exercised during the Company's fiscal year ended November 30, 1995 and the number of unexercised options held by the Company's above named executive officer at the end of such fiscal year:


                                                                                                              Value of
                                                                             Number of                      Unexercised
                                                                            Unexercised                     in-the-Money
                                                                             Options at                      Options at
                                   Shares               Value                FY-End(#)                       FY-End($)
                                  Acquired            Realized
    Name                       on Exercise(#)            ($)         Exercisable/Unexercisable      Exercisable/Unexercisable(1)
- ------------------             --------------         --------       -------------------------      ----------------------------

Kenneth M. Duckman                  -0-                  -0-                  7,800/0                       $13,260/0


     (1) Based on the average high/low bid/ask prices of the Company's Common Stock as reported by the National Quotations Bureau, the fair market value of its Common Stock as of its fiscal year ended November 30, 1995 was $4.20 per share.

                                  PROPOSAL TWO

                             APPROVAL OF AMENDED AND
                           RESTATED STOCK OPTION PLAN

INTRODUCTION

     In March 1992, the Company's Board and shareholders adopted the Company's 1992 Incentive Stock Option Plan (the "Plan"), under which 70,000 shares of the Company's Common Stock, $.001 par value, were initially reserved for issuance under options granted or to be granted to certain employees, officers or directors of the Company or its subsidiaries. In April 1994, the shareholders approved an amendment which increased the number of shares reserved under the Plan to 130,000.

     In April 1996, the Board amended and restated the Plan, subject to approval and ratification by the Company's shareholders. If the Amended and Restated Plan is approved it would (i) further increase the number of shares reserved for issuance under the Plan to 250,000; (ii) add provisions whereby upon joining the Board and upon subsequent reelection to the Board, non-employee directors would automatically receive options to purchase up to 2,000 shares of the Company's Common Stock; (iii) add provisions to permit the granting of Non-Qualified Stock Options to consultants, advisors, and representatives of the Company; (iv) replace the limitation whereby the fair market value of Incentive Stock Options granted to an individual during any calendar year can not exceed $100,000, with a provision permitting an individual to exercise Incentive Stock Options for shares having a fair market value of $100,000 during any calendar year; and (v) extend the term of the Plan from March 2002 to April 2006. The Amended and Restated Plan is annexed hereto as exhibit A.

     The Plan is not subject to the Employee Retirement Income Security Act of 1974.

SUMMARY OF THE PLAN

     The following summary of the Plan is not intended to be complete, and is qualified in its entirety by reference to the Plan itself, a copy of which may be obtained without charge from the Company by requesting a copy from Enhanced Services Company, Inc., 16000 Barkers Point Lane, Houston, TX 77079, telephone
(713) 556-5051, facsimile (713) 556-5035. Capitalized terms used herein shall have the meaning ascribed to them in the Plan.

PURPOSE

     The primary purpose of the Plan is to promote the growth and profitability of the Company by providing, through the granting of options, incentives to attract highly talented persons to positions with one or more of the Participating Companies, to retain such persons and to motivate them to use their best efforts on behalf of the Participating Company employer. Options granted to employees under the Plan may be either incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), or options which do not constitute Incentive Stock Options ("Non-Qualified Stock Options"). Options granted to consultants and non-employee directors under the Plan will be Non-Qualified Options.

ADMINISTRATION

     The Plan is administered either by (i) the Board or (ii) a Committee of no less than two Board members, appointed by the Board. The Board and the Committee each have full and absolute power and authority in its sole discretion to (i) determine which Eligible Persons shall receive Options, (ii) determine the time when Options shall be granted, (iii) determine the terms and conditions, of any Option granted under the Plan, (iv) determine the number of Shares which shall be subject to each Option granted under the Plan, and (v) interpret the provisions of the Plan and of any Option granted under the Plan.

     The interpretations and constructions by the Board or Committee of any provisions of the Plan and of Options granted thereunder, and such determinations of the Board or Committee as they deem appropriate for the administration of the Plan and of Options granted thereunder, are final and conclusive on all persons having any interest thereunder. The Board may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee shall be filled by the Board. The Board may abolish the Committee at any time or revest in the Board the administration of the Plan.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     Options may be granted only to employees, consultants, representatives, advisors and directors of the Company and its subsidiaries. Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted. Non-Qualified Stock Options may be granted to individuals who are consultants, representatives, advisors or directors of the Company or any such parent or subsidiary corporation. As of May 21, 1996, approximately 45 individuals were eligible to receive Options, and Options were held by 22 individual(s) under the Plan. Subject to the terms of the Plan, the Board and the Committee have full and final authority to determine the persons who are to be granted Options under the Plan and the number of Shares subject to each Option.

EXISTING OPTION GRANTS

     On April 1, 1996, the Board granted new options to twelve current employees of the Company, in exchange for the cancellation of options previously granted to such individuals. In the aggregate, new options to purchase up to 16,700 shares of the Company's Common Stock at an exercise price of $2.50 per share were granted, in exchange for the cancellation of old options to purchase up to
(i) 5,700 shares at $4.55 per share and (ii) 11,000 shares at $9.15 per share. As of May 21, 1996, options to purchase 8,760 shares had been exercised, and options to purchase up to 81,533 shares were outstanding as follows:

                               No. of Outstanding               No. of
      Exercise Price                 Options                Vested Shares
      --------------                 -------                -------------

           $2.50                     53,033                     45,833
           $4.55                     20,500                     20,500
          $12.65                      8,000                      8,000

159,707 shares of the Company's Common Stock are currently available for future issuance under the Plan.

PURCHASE PRICE AND EXERCISE OF OPTIONS

     The purchase price for each Share issuable upon exercise of an Option are to be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% of the fair market value of such Share on the date the Option is granted, except that no Incentive Stock Option may be granted to an individual if, at the time the Option is granted, such individual beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of the grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year exceeds $100,000, such excess Incentive Stock Options are to be treated as Non-Qualified Stock Options.

     An Option may be exercised in such amounts and at such times as may be determined by the Board or the Committee at the time of grant of such Option.
To the extent that an Option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

EXPIRATION AND TRANSFER OF OPTIONS

     Options are non-transferable, except by will or by the laws of descent and distribution. During the lifetime of each Option holder, only he or she may exercise his or her Option.

ADJUSTMENT OF SHARES

     If any change is made in the Shares subject to the Plan, or subject to any Option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of Shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment are to be made as to the maximum number of Shares subject to the Plan, and the number of Shares and prices per share of stock subject to outstanding Options as the Committee may deem appropriate.

AMENDMENTS TO AND TERMINATION OF THE PLAN

     The Board may amend, suspend, alter, or terminate the Plan at any time. To the extent necessary or desirable to comply with Rule 16b-3, the I.R.C. or any other applicable law or regulation, the Company is required to obtain shareholder approval of any amendment to the Plan only in such a manner and to such a degree as required.

     The Board may amend the terms of any Option previously granted, prospectively or retroactively; provided, however, that unless required by applicable law, rule or regulation, no amendment of the Plan or of any Option Agreement may without the consent of any Optionee holding any such affected Options, be permitted if such amendment would affect in a material and adverse manner Options granted prior to the date of any such amendment.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the Federal income tax consequences of the grant and exercise of Options, and the disposition of Shares purchased pursuant to the exercise of Options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, not does it deal with state and local tax considerations.

INCENTIVE STOCK OPTIONS

     No taxable income will be recognized by the Option holder at the time of a grant or exercise of an Option. The excess of the fair market value of the Common Stock over the option price at the date of exercise of an Option is an adjustment for purposes of computing the alternative minimum tax under section 55 of the Code. If the requirements of section 422 of the Code are met by the Option holder (including the requirement that no disposition of such Shares is made by the Option holder for more than two years after the grant of the Option and for more than one year after the exercise of such Option), then any gain or loss realized by the Option holder upon disposition of such Shares will be treated as long-term capital gain or loss (assuming such Shares are held as a capital asset by the Option holder). If the requirements of section 422 of the Code are met, the Company will not be entitled to any deduction for Federal income tax purposes as a result of the issuance of such Shares pursuant to the exercise of the Option. If Shares acquired on exercise of an Option are disposed of prior to the expiration of either of the required holding periods described above (a "disqualifying disposition"), the Option holder will recognize ordinary income in the year in which the disposition of such Shares occurs. The amount of such ordinary income will be the excess of (a) the lower of the amount realized on disposition of such Shares or the fair market value of such Shares on the date of exercise of such Option, over (b) the Option price, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized.

In addition, long-term capital gain may be recognized by the Option holder (assuming such Shares are held as a capital asset for more than six months by the Option holder) in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the Option price and the ordinary income recognized by the Option holder. The Company (or the employer of the Option holder) will ordinarily be entitled to a deduction for Federal income tax purposes at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the Option holder.

     If an Option is exercised by the estate of an Option holder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the Shares acquired upon the exercise of such Option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

NON-QUALIFIED STOCK OPTIONS

     No tax obligation will arise for the optionee or the Company upon the granting of either Incentive Stock Options or Non-Qualified Stock Options under the Plan. Upon exercise of a Non-Qualified Stock Option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any addition tax deduction to the Company. The taxable event arising from exercise of Non-Qualified Stock Options by officers of the Company subject to
Section 16(b) of the Securities Act of 1934 occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not being to run until the completion of such period.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
              FOR THE AMENDING AND RESTATING OF THE COMPANY'S 1992
                           INCENTIVE STOCK OPTION PLAN

                                 PROPOSAL THREE

        RATIFICATION OF THE APPOINTMENT OF SCHUMACHER & ASSOCIATES, INC.
                   AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Schumacher & Associates, Inc. to be retained as the Company's independent certified public accountants for the current fiscal year and is seeking stockholder ratification of their appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year, if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.


            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
     FOR THE RATIFICATION OF THE SELECTION OF SCHUMACHER & ASSOCIATES, INC.
           AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


RELATED PARTY INFORMATION

     On April 8, 1996 the Company entered into an agreement (the "Agreement") with Creative Business Strategies, Inc. ("CBS"), a beneficial holder, on the exercise of warrants granted pursuant thereto, of 9.8% of the Company's outstanding Common Stock. Pursuant to the Agreement, CBS is to provide certain consulting services to the Company for an initial term of one year. As consideration for all services to be rendered by CBS under the Agreement, the Company issued to CBS Common Stock purchase warrants exercisable to purchase, in the aggregate 42,000 shares of the Company's Common Stock at $.05 per share, and 67,000 shares at $3.00 per share. The shares of Common Stock issuable to CBS upon exercise of the warrants have been registered under the Securities Act of 1933 (the "Act"), and may be resold to the public by CBS upon delivery of a prospectus meeting the requirements of the Act. The Chairman of CBS, Sanford Schwartz, is the first cousin of Kenneth Duckman, the Company's President and Chief Executive Officer.

     The Company has a line of credit, secured by its inventory and accounts receivable, in which a trust of which Mr. Duckman is a co-trustee and has a 50% lending participation. See "Principal Holders of Common Stock." On May ___, 1996, in connection with the Company's increasing its borrowing under the line of credit to $500,000, options for [10,000] shares were granted by the Company to the participants in the loan, pro rata to their participations, exercisable at $___________ per share until __________. The Company is required to make monthly payments of interest on its borrowings under the line of credit, at the annual rate equal to 2% in excess of the prime rate published by the Wall Street Journal, until January 19, 1997, at which time the full principal amount plus any accrued and unpaid interest thereon becomes payable.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE OF ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors, and beneficial holders of 10% of the Company's Common Stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership within specified time periods. The Company believes that all such filing requirements have been satisfied.

SUBMISSION OF STOCKHOLDERS' PROPOSALS

     The annual meeting of stockholders for the fiscal year ending November 30, 1996 is expected to be held in May, 1997, with the mailing of proxy materials for such meeting expected to be in April, 1996. All proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders must be received at the Company's executive office no later than January 15, 1997 in order to be considered for inclusion in the proxy statement and form of proxy related to that meeting.

OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their best judgment.

                                             Bertram Pariser, Ph.D
                                             Secretary


June 3, 1996